Exhibit 5.1



                                                              April 18, 2000

Strategic Solutions Group, Inc.
1598 Whitehall Road
Suite E
Annapolis, MD 21401

Ladies and Gentlemen:

We have acted as general counsel to Strategic Solutions Group, Inc. Corporation, a Delaware Corporation (the "Company"). We are aware that the Company is preparing and filing a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to the registration of 1,250,000 shares of Common Stock, par value $0.0001, of the Company (the "Shares") issuable to Michael Damas. We have been asked by the Company to render an opinion regarding certain matters relating to the Registration Statement and the issuance of the Shares as set forth herein.

In rendering this opinion, we have examined such of the Company's documents, records, certificates, papers and legal matters as we deem necessary to form the basis of our opinion as expressed herein. Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when issued will be fully-paid and non-assessable under the laws of the State of Delaware.

The foregoing opinion is limited to the matters governed by the business corporation law of the State of Delaware, in force on the date of this opinion. This opinion is rendered as of the date hereof and is applicable only the matters specifically referenced in this opinion. We have no responsibility to update this opinion and disclaim any continuing responsibility for matters occurring after the date of this opinion. This opinion is rendered solely for your benefit in connection with the Registration Statement on the Form S-3 respecting the Shares and may not be relied upon, quoted or used by any other person or entity for any other purpose without the prior consent of a principal of this firm.

We consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-3 relating to the sale of the Shares.

                                                   Very truly yours,

                                                   PALMARELLA & SWEENEY, P.C.

                                                   Ernest D. Palmarella